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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported)           August 6, 1996
                                                 -------------------------------

CASINO AMERICA, INC.
(Exact name of registrant as specified in its charter)


Delaware                          0-20538                      41-1659606
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(State or other            (Commission File Number)          (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


711 Washington Loop            Biloxi, Mississippi                 39530
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number including area code          (601) 436-7000
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Item 2.  Acquisition or Disposition of Assets.

     Acquisition

     On August 6, 1996, Casino America, Inc., through its wholly owned subsidiary LRGP Holdings, Inc., completed the purchase from Louisiana River Site Development, Inc. of 50% of the outstanding partnership interests of Louisiana Riverboat Gaming Partnership ("LRGP"), the remaining 50% of which was already owned by Casino America, Inc. through another wholly owned subsidiary. At the time of purchase, LRGP owned the operating business of the Isle of Capri Casino in Bossier City, Louisiana and 50% of the outstanding Common Stock of St. Charles Gaming Company, Inc. ("SCGC"), which owns a riverboat casino in Lake Charles, Louisiana. The other 50% of SCGC was already owned directly by Casino America, Inc.

     The purchase price for the acquisition was $85 million in cash, and five-year warrants to purchase 500,000 shares of Casino America, Inc. common stock at an exercise price of $10.50 per share. The Company also entered into an amended and restated Docking Agreement with the seller, providing for monthly payments by the purchaser to seller aggregating $1.5 million per year for seven years, beginning October 1, 1998. The cash portion of the purchase price was funded from a portion of the proceeds of Casino America's 12 1/2% Senior Secured Notes due 2003, issued in a public offering on August 6, 1996.
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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     The information required by this Item has been previously reported by the registrant, and in accordance with General Instruction 3 to Form 8-K, is not duplicated here. Reference is made to Casino America's Registration Statement on Form S-3 (Commission File No. 333-7517) for such information.







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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             CASINO AMERICA, INC.
                             --------------------
                             (Registrant)


Date:   August 21, 1996                        By: /s/ Allan B. Solomon
                                               -----------------------------
                                               Allan B. Solomon
                                               Executive Vice President,
                                               General Counsel and Secretary